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                            COLUMBIA FUNDS TRUST VIII
                             COLUMBIA FUNDS TRUST IX
                             COLUMBIA FUNDS TRUST XI
                           COLUMBIA FLOATING RATE FUND

     Plan pursuant to Rule 18f-3(d) under the Investment Company Act of 1940

       Amended and Restated as of November 1, 2003 and February 17, 2004(1)

Each Series (each a "Columbia Trust Fund") of Columbia Funds Trust VIII, Columbia Funds Trust IX, and Columbia Funds Trust XI (each a "Trust"), as set forth in Schedule I, and Columbia Floating Rate Fund ("Floating Rate Fund") may from time to time issue one or more of the following classes of shares as authorized by the Board of Trustees and as provided for herein: Class A shares, Class B shares, Class C shares, Class G shares, Class R shares, Class S shares, Class T shares, and Class Z shares. Each class is subject to such investment minimums and other conditions of eligibility as set forth in the Columbia Trust Fund's or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect. The differences in expenses among these classes of shares and the conversion and exchange features of each class of shares, are set forth below. The costs and expenses of the transfer agent for the Trusts and the Floating Rate Fund shall be allocated proportionally among the classes of a Columbia Trust Fund and the Floating Rate Fund based on the relative net asset value of each class for the relevant Fund; provided, however, that for any Fund where one or more classes of which is subject to a class-specific waiver or limit (as approved from time to time by the Board of Trustees), each class shall pay all transfer agency fees incurred by that class. These differences are subject to change, to the extent permitted by law and by the Declaration of Trust and By-laws of the applicable Trusts or the Floating Rate Fund (each as in effect from time to time), by action of the Board of Trustees.

                                 Class A Shares

Class A shares of the Columbia Trust Funds and Floating Rate Fund are offered at net asset value ("NAV") plus the initial sales charges described in the Columbia Trust Fund's or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect. Initial sales charges may not exceed 6.50%, and may be reduced or waived as permitted by Rule 22d-1 under the Investment Company Act of 1940 (the "1940 Act") and as described in the Columbia Trust Fund's or Floating Rate Fund's prospectus and statement of additional information from time to time in effect.

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(1) Before October 13, 2003, Columbia Funds Trusts VIII, IX and XI were named
Liberty-Stein Roe Funds Income Trust, Liberty-Stein Roe Funds Municipal Trust and Liberty-Stein Roe Funds Investment Trust, respectively, and Columbia Floating Rate Fund was named Liberty Floating Rate Fund. This 18f-3 Plan previously was amended and restated on May 22, 2000, July 26, 2002, November 1, 2002 and November 1, 2003.

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Purchases of $1 million to $25 million of Class A shares that are redeemed within 18 months from purchase are subject to a contingent deferred sales charge ("CDSC") of 1.00% of either the purchase price or the NAV of the shares redeemed, whichever is less. Purchases in excess of $25 million of Class A shares that are redeemed within 18 months from purchase are subject to a CDSC of 1.00% only on assets redeemed below the $25 million level. Class A shares of such Fund purchased with reinvested distributions are not subject to the CDSC. In each case, the CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in the Columbia Trust Fund's and Floating Rate Fund's prospectus and statement of additional information as from time to time in effect.

Class A shares pay distribution and service fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act ("12b-1 Plan") as described in the Columbia Trust Funds' and Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.10% and 0.25% per annum of the average daily net assets attributable to such class.

Class A shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Columbia Trust Funds' and the Floating Rate Fund's prospectus and statement of additional information in effect from time to time.

Class A shares of the Columbia Trust Funds and Floating Rate Fund may be exchanged, at the holder's option, for Class A shares of most other funds ("Other Funds") distributed by Columbia Funds Distributor, Inc. ("LFD") or its successor without the payment of a sales charge, except that if shares of any Columbia Trust Fund, Floating Rate Fund or non-money market Other Fund are exchanged within five months after purchase for shares of another Columbia Trust Fund, Floating Rate Fund or Other Fund with a higher sales charge, then the difference in sales charges must be paid on the exchange.

In addition, Class A shares of Columbia Trust Funds or Floating Rate Fund may be exchanged, at the holder's option, for Class A shares of any Other Fund offering Class A shares, without the payment of a CDSC. The holding period for determining the CDSC will include the holding period of the shares exchanged. If the Class A shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Other Fund in which the original investment was made.

                                 Class B shares

Class B shares are offered at NAV, without an initial sales charges. Class B shares that are redeemed within the period of time after purchase (not more than 8 years) specified in each Columbia Trust Funds' or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect are subject to a CDSC of up to 5% of either the purchase price or the NAV of the shares redeemed, whichever is less; such percentage may be lower for certain Funds or for purchases of certain minimum amounts and declines the longer the shares are held, all as described in the Columbia Trust Funds'

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or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect. Class B shares purchased with reinvested distributions are not subject to a CDSC. The CDSC is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Columbia Trust Funds' or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect.

Class B shares pay distribution and service fees pursuant to a 12b-1 Plan as described in the Columbia Trust Funds' or Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class B shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Columbia Trust Funds' or Floating Rate Fund's prospectus and statement of additional information in effect from time to time.

Class B shares automatically convert to Class A shares of the same Columbia Trust Fund or Floating Rate Fund eight years or fewer after purchase (as set forth in Schedule II), except that Class B shares purchased through the investment of dividends and other distributions on Class B shares convert to Class A shares proportionally to the amount of Class B shares otherwise being converted.

Class B shares of Columbia Trust Funds and Floating Rate Fund may be exchanged, at the holder's option, for Class B shares of any Other Fund without the payment of a CDSC. The holding period for determining the CDSC and the conversion to Class A shares will include the holding period of the shares exchanged. If the Class B shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Other Fund in which the original investment was made, except if additional purchases of Class B shares exceed a CDSC reduction level as described in the exchanged Fund's prospectus from time to time, the shares in excess of the CDSC reduction level will receive the applicable lower CDSC and reduced holding period.

                                 Class C Shares

Class C shares are offered at NAV without an initial sales charge. Class C shares that are redeemed within up to one years from purchase may be subject to a CDSC of 1% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class C shares purchased with reinvested distributions are not subject to a CDSC. The CDSC may be reduced or waived in certain circumstances as permitted by Rule 6c-10 under the 1940 Act and as described in the Columbia Trust Funds' or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect.

Class C shares pay distribution and service fees pursuant to a 12b-1 Plan as described in the Columbia Trust Funds' or Floating Rate Fund's prospectus and statement of

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additional information in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class C shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Columbia Trust Funds' or Floating Rate Fund's prospectus and statement of additional information in effect from time to time.

Class C shares of Columbia Trust Funds or Floating Rate Fund may be exchanged, at the holder's option, for Class C shares of any Other Fund, offering Class C shares, without the payment of a CDSC. The holding period for determining the CDSC will include the holding period of the shares exchanged. If the Class C shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Other Fund in which the original investment was made. Only one exchange of any Other Fund Class C shares may be made in any three month period. For this purpose, an exchange into an Other Fund and a prior or subsequent exchange out of an Other Fund constitutes "one exchange".

                                 Class G shares

I. Equity Funds

Class G shares of the Equity Funds (as set forth in Schedule I) shall be offered to former Galaxy Fund shareholders who held Galaxy Retail B shares prior to a merger transaction.

Class G shares of the Equity Funds, redeemed within seven years of purchase, shall be subject to a contingent deferred sales charge which shall not initially exceed 5.00% of the original purchase price or redemption proceeds, whichever is lower (subject to the reductions and exemptions described in the prospectus and SAI for such Shares).

Class G shares of the Equity Funds shall be further subject to a fee payable pursuant to the Distribution and Services Plan adopted for that class (a) for distribution expenses, which shall not initially exceed 0.65% (on an annualized basis) of the average daily net asset value of the Equity Funds' respective outstanding Class G Shares, (b) for shareholder liaison services, which shall not initially exceed 0.25% (on an annualized basis) of the average daily net assets attributable to Class G shares of the respective Equity Funds that are owned of record or beneficially by customers of securities dealers, brokers, financial institutions or other industry professionals ("Service Organizations") that provide shareholder liaison services with respect to such customers' Class G Shares, and (c) for administrative support services, which shall not initially exceed 0.25% (on an annualized basis) of the average daily net assets attributable to Class G shares of the respective Equity Funds that are owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Class G Shares.

The total fees payable to Class G shares of the Equity Funds for shareholder liaison services and administrative support services pursuant to the Distribution and Services

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Plan adopted for that class shall be initially limited to an amount not to exceed 0.30% (on an annualized basis) of the average daily net asset value of Class G shares owned of record or beneficially by customers of Service Organizations.

Shareholder liaison services provided under the Distribution and Services Plan means "personal service and/or the maintenance of shareholder accounts" within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), such as responding to customers inquiries and providing information on their investments.

Administrative support services provided under the Distribution and Services Plan may include, but are not limited to, (a) transfer agent and subtransfer agent services for beneficial owners of Class G Shares; (b) aggregating and processing purchase and redemption orders; (c) providing beneficial owners with statements showing their positions in Class G Shares; (d) processing dividend payments; (e) providing sub-accounting services for Class G shares held beneficially; (f) forwarding shareholder communications, such as proxies, shareholder reports, divided and tax notices, and updating prospectuses to beneficial owners; and (g) reviewing, tabulating and transmitting proxies executed by beneficial owners.

II. Bond Funds

Class G shares of the Bond Funds (as set forth in Schedule I) shall be offered to former Galaxy Fund shareholders who held Galaxy Retail B shares prior to a merger transaction.

Class G shares of the Bond Funds, redeemed within seven years of purchase, shall be subject to a contingent deferred sales charge which shall not initially exceed 5.0% of the original purchase price or redemption proceeds, whichever is lower (subject to the reductions and exemptions described in the prospectus and SAI for such Shares).

Class G shares of the Bond Funds shall be further subject to a fee payable pursuant to the Distribution and Services Plan adopted for that class (a) for distribution expenses, which shall not initially exceed 0.65% (on an annualized basis) of the average daily net asset value of the Bond Funds' respective outstanding Class G Shares, (b) for shareholder liaison services, which shall not initially exceed 0.25% (on an annualized basis) of the average daily net assets attributable to Class G shares of the respective Bond Funds that are owned of record or beneficially by customers of securities dealers, brokers, financial institutions or other industry professionals ("Service Organizations") that provide shareholder liaison services with respect to such customers' Class G Shares, and (c) for administrative support services, which shall not initially exceed 0.25% (on an annualized basis) of the average daily net assets attributable to Class G shares of the respective Bond Funds that are owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Class G Shares.

The total fees payable by Class G shares of the Bond Funds for shareholder liaison services and administrative support services pursuant to the Distribution and Services

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Plan adopted for that class shall be initially limited to an amount not to exceed 0.15% (on an annualized basis) of the average daily net asset value of Class G shares owned of record or beneficially by customers of Service Organizations.

Shareholder liaison services provided under the Distribution and Services Plan means "personal service and/or the maintenance of shareholder accounts" within the meaning of the Conduct Rules of the NASD, such as responding to customer inquiries and providing information on their investments.

Administrative support services provided under the Distribution and Services Plan may include, but are not limited to, (a) transfer agent and subtransfer agent services for beneficial owners of Class G Shares; (b) aggregating and processing purchase and redemption orders; (c) providing beneficial owners with statements showing their positions in Class G Shares; (d) processing dividend payments; (e) providing subaccounting services for Class G shares held beneficially; (f) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners; and (g) reviewing, tabulating and transmitting proxies executed by beneficial owners.

                                 Class R shares

Class R shares are offered at NAV, without an initial sales charge or CDSC. Class R shares pay distribution fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act ("12b-1 Plan") as described in the Columbia Trust Funds' prospectuses and statements of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed 0.50% per annum of the average daily net assets attributable to such class.

Class R shares may pay administrative services fees pursuant to an administrative services plan as described in the Columbia Trust Funds' prospectuses and statements of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed 0.25% per annum of the average daily net assets attributable to such class, and may be used to compensate third parties that perform certain subaccounting and recordkeeping services to qualified benefit plans and sponsors of such plans investing in Class R shares.

                                 Class S shares

Class S shares are offered at NAV, without an initial sales charge, 12b-1 fee or CDSC. Class S shares of Columbia Trust Funds may be exchanged for Class Z shares of any Other Fund.

Class S Shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Columbia Trust Funds or Floating Rate Fund's prospectus and statement of additional information in effect from time to time.

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                        Class T shares (all other funds)

I. Equity Funds

Class T shares of the Equity Funds shall be offered to former Galaxy Fund shareholders who held Galaxy Retail A shares prior to a merger transaction.

Class T shares of the Equity Funds shall be subject to a front-end sales charge which shall not exceed 5.75% of the offering price of Class T shares of those Funds (subject to the reductions and exemptions described in the prospectus and statement of additional information ("SAI") for such Shares). When the aggregate offering price of Class T shares of the Equity and Bond Funds purchased by an investor qualifies the investor to purchase such Class T shares without payment of a front-end sales charge, a contingent deferred sales charge of 1% may be imposed if such Class T shares are redeemed within one year of purchase.

Class T shares of the Equity Funds shall further be subject to a fee payable pursuant to the Shareholder Services Plan adopted for that class of up to 0.25% (on an annualized basis) of the average daily net asset value of Class T shares beneficially owned by Customers of Institutions. Services provided by Institutions for such fee may include: (a) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with the distributor; (b) processing dividend payments from an Equity Fund; (c) providing sub-accounting with respect to Class T shares or the information necessary for sub-accounting; and (d) providing periodic mailings to Customers.

Class T shares of the Equity Funds shall further be subject to a separate fee payable pursuant to the same Shareholder Services Plan adopted for that class of up to 0.25% (on an annualized basis) of the average daily net asset value of Class T shares beneficially owned by Customers of Institutions. Services provided by Institutions for such separate fee may include: (a) providing Customers with information as to their positions in Class T shares ; (b) responding to Customer inquiries; and (c) providing a service to invest the assets of Customers in Class T shares.

The total fees payable by Class T shares of the Equity Funds pursuant to the Shareholder Services Plan adopted for that class shall be initially limited to an amount which shall not exceed 0.30% (on an annualized basis) of the average daily net asset value of Class T shares beneficially owned by Customers of Institutions.

II. Bond Funds

Class T shares of the Bond Funds shall be offered to former Galaxy Fund shareholders who held Galaxy Retail A shares prior to a merger transaction.

Class T shares of the Bond Funds shall be subject to a front-end sales charge which shall not exceed 4.75% of the offering price of Class T shares of those Funds (subject to the reductions and exemptions described in the prospectus and SAI for such Shares). When the aggregate offering price of Class T shares of the Equity and Bond Funds purchased

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by an investor qualifies the investor to purchase such Class T shares without payment of a front-end sales charge, a contingent deferred sales charge of 1% may be imposed if such Class T shares are redeemed within one year of purchase.

Class T shares of the Bond Funds shall further be subject to a fee payable pursuant to the Shareholder Services Plan adopted for that class of up to 0.15% (on an annualized basis) of the average daily net asset value of Class T shares beneficially owned by Customers of Institutions. Services provided by Institutions for such fee may include: (a) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with the distributor; (b) processing dividend payments from a Bond Fund; (c) providing sub-accounting with respect to Class T shares or the information necessary for sub-accounting; and (d) providing periodic mailings to Customers.

Class T shares of the Bond Funds shall further be subject to a separate fee payable pursuant to the same Shareholder Services Plan adopted for that class of up to 0.15% (on an annualized basis) of the average daily net asset value of Class T shares beneficially owned by Customers of Institutions. Services provided by Institutions for such separate fee may include: (a) providing Customers with information as to their positions in Class T shares ; (b) responding to Customer inquiries; and (c) providing a service to invest the assets of Customers in Class T shares .

The total fees payable by Class T shares of the Bond Funds pursuant to the Shareholder Services Plan adopted for that class shall be limit to an amount which shall not initially exceed 0.15% (on an annualized basis) of the average daily net asset value of Class T shares beneficially owned by Customers of Institutions.

                                 Class Z shares

Class Z shares are offered at NAV, without an initial sales charge, 12b-1 fee or CDSC. Class Z shares of a Columbia Trust Fund or the Floating Rate Fund may be exchanged for the Class A or Class Z shares of any Other Fund unless such exchange is limited by a Fund's prospectus.

Class Z shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Columbia Trust Funds or Floating Rate Fund's prospectus and statement of additional information in effect from time to time.

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                                                                      Schedule I

BOND FUNDS

Columbia Funds Trust VIII
           Columbia Income Fund
           Columbia Intermediate Bond Fund

Columbia Funds Trust IX

           Columbia Managed Municipals Fund
           Columbia High-Yield Municipal Fund

   EQUITY FUNDS

 Columbia Funds Trust XI
           Columbia Growth Stock Fund
           Columbia Young Investor Fund
           Columbia Global Thematic Equity Fund

           Columbia European Thematic Equity Fund
           Columbia Asset Allocation Fund
           Columbia Dividend Income Fund (previously named Columbia Strategic
                   Equity Fund)
           Columbia Large Cap Core Fund
           Columbia International Equity Fund
           Columbia Large Cap Growth Fund (previously named Liberty
                Equity Growth Fund)
           Columbia Disciplined Value Fund (previously named Liberty
                Equity Value Fund)
           Columbia Small Cap Fund
           Columbia Small Company Equity Fund

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                                                                     Schedule II

                 Purchase Breakpoint                  Conversion to A Shares
                                                      ----------------------
Less than $250,000                                            8 years

$250,000 or more and less than $500,000                       4 years

$500,000 to $1,000,000                                        3 years

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                            COLUMBIA FUNDS TRUST VIII
                             COLUMBIA FUNDS TRUST IX
                             COLUMBIA FUNDS TRUST XI
             AMENDED AND RESTATED ACCOUNTING & BOOKKEEPING AGREEMENT
                                   APPENDIX I

The Series of Columbia Funds Trust VIII currently subject to this Agreement are as follows:

           Series
           Columbia Income Fund
           Columbia Intermediate Bond Fund

The Series of Columbia Funds Trust IX currently subject to this Agreement are as follows:

           Series
           Columbia High Yield Municipal Fund
           Columbia Managed Municipals Fund

The Series of Columbia Funds Trust XI currently subject to this Agreement are as follows:

           Columbia Growth Stock Fund
           Columbia Young Investor Fund
           Columbia European Thematic Equity Fund
           Columbia Global Thematic Equity Fund
           *Columbia Asset Allocation Fund
           *Columbia Dividend Income Fund
           *Columbia Large Cap Core Fund
           *Columbia International Equity Fund
           *Columbia Large Cap Growth Fund
           *Columbia Disciplined Value Fund
           *Columbia Small Cap Fund
           *Columbia Small Company Equity Fund

Dated: November 1, 2003